Exhibit 10.13

                                                       Draft -- May 22, 1992
                                                        Approved by Board of
                                                      Directors June 3, 1992

                           Instrument of Amendment

          The Comprehensive Executive Nonqualified Retirement and Savings Plan of Phelps Dodge Corporation (the "Comprehensive Nonqualified Plan") is hereby amended, effective as of January 1, 1991 (unless specified otherwise) as set forth below.

          1.   Article II.B.(ii)1.1. is hereby amended to read as follows:

               "All Participants in the Savings Plan either (1) making Salary Pre-Tax Deferral Contributions to the Savings Plan equal to an average of at least 5% of Salary (as defined in the Savings
          Plan) per month or (2) making Salary Pre-Tax Deferral Contributions equal to the limitation imposed by Section 402(g) of the Code (or any successor section thereof) upon such contributions."

          2.   A   new   section  3.1.4.   is   hereby   added  to   Article
     II.A.(i).3.1., to read as follows:

               "3.1.4. Notwithstanding any other provision of this Plan, each Employee who becomes a participant in the ICP on or after the Effective Date but thereafter becomes ineligible for participation in the ICP but otherwise meets all other eligibility criteria shall never-the-less retain eligibility for a benefit under these Supplementary Executive Retirement Provisions if such Employee receives any award pursuant to the ICP within ten years of his retirement under such provisions or his termination of service with the Company."

          3. Effective as of January 1, 1992, a new section 1.4 is hereby added to Article II.B.(i)., to read as follows:

               "1.4 Certain Limitations. The Administrative Committee reserves the right, in its sole discretion, to limit participation under this Article II.B.(i). if, in its opinion, there is insufficient participation hereunder."

          4. The first sentence of Article III.(ii).1.2.1. is hereby amended to read as follows:

               "A Participant  still employed by  the Company may  request a
          withdrawal  of  all  or  part   of  his  Base  Salary,   Incentive
          Compensation, and/or LTPP Compensation Pre-Tax Deferrals, including the earnings thereon, held in the Plan for more than five years (except in the case of those Participants receiving benefits pursuant to the Company's Long Term Disability Plan or any other comparable disability plan sponsored by the Company, in which case such five year requirement shall be waived) as of any December 1 upon appropriate written notice."

          5. The first part of the first sentence of Article IV.(ii).1.3. is hereby amended to read as follows:

               "Subject  to  the  provisions  of  this  Section  1.3.,  each
          Participant still employed by the Company may elect as of each March 15, June 15, September 15 or December 15 (effective September 1, 1992, as of the 15th calendar day of any calendar month), effective as soon as administratively practicable following ..."


                           Instrument of Amendment

          The  Comprehensive Executive  Nonqualified Retirement  and Savings

Plan of Phelps Dodge Corporation is hereby amended, effective as of November

15, 1993, as set forth below.


          1. A new section 1.5 is hereby added to Article VIII to read as follows:

          "1.5 Supplementary Retirement Provisions Early Retirement 70/80 Benefit. This Section will apply to any eligible Participant who has amounts credited under the Supplementary Retirement Provisions of this Comprehensive Plan.

          A Participant who elects to retire (a) under the early retirement program associated with the Twentieth Supplement of the Retirement Plan or (b) in connection with the reorganization of Phelps Dodge International Corporation whose age and years of Service, as of January 1, 1994, equal or exceed (i) 70 if such Participant has attained age 55 on or before such date or (ii) 80 if he has not attained age 55 on or before such date, may elect (with the same rights of election as under the Retirement Plan or any other applicable plan) on or before January 15, 1994 to retire before December 31, 1994 (such retirement date, or such later retirement date, to be mutually agreed to between such Participant and the Company) and to receive, commencing on the first day of the month following or coinciding with his retirement, a retirement benefit in the amount computed under such provisions of Section 5.1 and Section 5.2 of the Supplementary Executive Retirement Provisions and other Supplementary Retirement Provisions as may be applicable to him, without any reduction in such retirement benefit on account of the commencement thereof prior to attainment of his Normal Retirement Date; provided that the provisions of
          Section 5.1 and Section 5.2 of the Supplementary Executive Retirement Provisions shall be applicable without regard to whether or not the Participant has attained age 55. If such a retired Participant shall subsequently become reemployed by the Company any retirement benefit paid to him hereunder shall cease, his Service completed on and after the date of his reemployment shall continue to accrue and upon his subsequent retirement or termination of employment his retirement benefit shall be computed in accordance with the applicable provisions of the Comprehensive Plan, reduced by the Actuarial Equivalent of the amount of any retirement benefit previously paid hereunder; provided that if such retired Participant who is reemployed shall thereafter again be terminated, payment of the retirement benefit hereunder shall be resumed at a monthly rate not less than that in effect prior to his reemployment.

          Each  Participant in  this  Comprehensive Plan  to whom  this
          Section 1.5 applies shall be fully vested in his or her benefits under the Supplementary Executive Retirement Provisions of this Comprehensive Plan whether or not he or she meets the service requirements of those provisions.

          The Administrative Committee shall determine, in accordance with uniform and nondiscriminatory rules designed to carry out the purpose of this Section 1.5, which is to encourage and facilitate the retirement of older employees with long service, (i) whether this Section shall apply to any Participant whose age or length of service is in doubt and
          (ii) the form and manner of any payment due hereunder."